EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
AirGate PCS, Inc.:

We consent to the use of our reports dated December 13, 2004, with respect to the consolidated balance sheets of AirGate PCS, Inc. and subsidiaries as of
September 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' deficit and cash flows for each of the years in the three-year period ended September 30, 2004, and the related financial statement schedule, incorporated herein by reference.

/s/ KPMG LLP

Atlanta, Georgia
August 5, 2005